Exhibit 10.1

AMENDMENT NO. 7
TO

SEVENTH AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
ASHFORD HOSPITALITY LIMITED PARTNERSHIP

July 15, 2020

This Amendment No. 7 to the Seventh Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership (this “Amendment”) is made as of July 15, 2020, by Ashford OP General Partner LLC, a Delaware limited liability company, as general partner (the “General Partner”) of Ashford Hospitality Limited Partnership, a Delaware limited partnership (the “Partnership”), pursuant to the authority granted in Section 11.1(b) of Seventh Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership, dated April 14, 2016, as amended by Amendment No. l thereto dated as of July 13, 2016, Amendment No. 2 thereto dated October 18, 2016, Amendment No. 3 thereto dated as of August 25, 2017, Amendment No. 4 thereto dated as of November 17, 2017, Amendment No. 5 thereto dated as of December 13, 2017 and Amendment No. 6 thereto dated as of February 26, 2019 (the “Partnership Agreement”), for the purpose of changing and reclassifying Partnership Units. Capitalized terms used and not defined herein shall have the meanings set forth in the Partnership Agreement.

WHEREAS, the Board of Directors (the “Board”) of Ashford Hospitality Trust, Inc. (the “Corporation”) and a duly authorized committee thereof adopted resolutions on June 16, 2020 and June 16, 2020 (i) changing and reclassifying each of the shares of Common Stock (par value $0.01 per share) of the Corporation, which is issued and outstanding at the close of business on the effective date of this amendment, into one-tenth of a share of Common Stock (par value $0.01 per share) and (ii) transferring from the common stock account to the additional paid-in capital account $0.01 with respect to each share which will no longer remain outstanding after this change and reclassification, such change, reclassification and combination to be made as a 1-for-10 (the “Split Ratio”) reverse stock split, and that no fractional shares of Common Stock will be or remain issued to any stockholder who, after giving effect to such reverse stock split, would otherwise have owned any fraction of a share of Common Stock and, if such reverse stock split would result in a fractional number of shares of Common Stock, such fractional share shall be rounded down to the nearest full share and the Company shall pay the holder otherwise entitled to such fraction a sum in cash in an amount equal to the relevant percentage of the amount received per share upon the sale in one or more open market transactions of the aggregate of all such fractional shares (the “Reverse Stock Split”);

WHEREAS, Section 11.1(b) of the Partnership Agreement permits the General Partner to amend the Partnership Agreement without the approval of any other Partner if such amendment is to amend and restate Exhibit A thereto;

WHEREAS, the General Partner has determined that, in connection with the Reverse Stock Split, it is necessary and desirable to amend the Partnership Agreement to change and reclassify the issued and outstanding Partnership Units consistent with the Split Ratio (the “Reverse Unit Split”); and

WHEREAS, the General Partner desires to so amend the Partnership Agreement as of the date first set forth above.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner hereby amends the Partnership Agreement as follows:

1.          The Partnership Agreement is hereby amended to replace Exhibit A thereto with a revised Exhibit A to reflect the Reverse Unit Split.

2.          Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner hereby ratifies and confirms.

3.          This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to conflicts of law.

4.          If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

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IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first set forth above.

GENERAL PARTNER:

Ashford OP General Partner LLC,
a Delaware limited liability company, as General Partner of Ashford Hospitality Limited Partnership

By:	/s/ Robert G. Haiman
Name:	Robert G. Haiman
Title:	Executive Vice President, General Counsel and Secretary

Amendment No. 7 to Seventh Amended and Restated LP Agreement of Ashford Hospitality Limited Partnership

Ashford Hospitality Trust

Exhibit A

As of June 30, 2020 - Post-split

		% of Total Shares +
	Shares/Units	Units	Treasury stock

Total Common Shares	10,475,200	83.60%	1,707,914

Total Common Units	1,651,799	13.18%

Total LTIPs	272,959	2.18%

Total Performance LTIPs	129,656	1.03%

Total Units (All Types)	2,054,413	16.40%

Total Shares + Units	12,529,613	100.00%

Preferred Series	Shares
Series D	2,389,393
Series F	4,800,000
Series G	6,200,000
Series H	3,800,000
Series I	5,400,000

Total Preferred	22,589,393